UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	July 29, 2004
Date of Earliest Event Reported:	July 28, 2004

BOISE CASCADE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 West Jefferson Street P.O. Box 50 Boise, Idaho		83728-0001
(Address of principal executive offices)		(Zip Code)

208/384-6161
(Registrant’s telephone number, including area code)

Item 5.	Other Events.

On July 28, 2004, Boise Cascade Corporation announced the election of Warren F. Bryant to serve on the company’s board of directors.  Mr. Bryant will serve on the company’s Audit Committee, Governance and Nominating Committee, and Committee of Outside Directors.

A copy of Boise Cascade Corporation’s News Release is attached as Exhibit 99.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit 99	Boise Cascade Corporation News Release dated July 28, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE CORPORATION

	By	/s/ Karen E. Gowland
Karen E. Gowland
Vice President and Corporate Secretary

Date: July 29, 2004

EXHIBIT INDEX

Number	Description

99	Boise Cascade Corporation News Release dated July 28, 2004